UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/07/2006

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 7, 2006, CV Therapeutics, Inc. (the "Company") and Astellas US LLC, successor-in-interest to Fujisawa Healthcare, Inc. ("Astellas"), entered into a Second Amendment (the "Second Amendment") to the Collaboration and License Agreement dated July 10, 2000 between the Company and Fujisawa Healthcare (as previously amended by that certain Amendment to Collaboration and License Agreement dated August 30, 2005, the "Agreement"). The Second Amendment provides that the Company will conduct agreed-upon additional clinical trials of the licensed compound regadenoson (the "Additional Trials") on terms and conditions that are different than those applicable to clinical trials conducted to date under the Agreement. The Additional Trials shall be considered as Phase IV Trials (as defined in the Agreement) and subject to all terms and conditions under the Agreement governing Phase IV Trials and Post Approval Regulatory Issues (as defined in the Agreement), except that: (i) the Additional Trials shall be conducted by the Company; (ii) with respect to the Additional Trials, the Company shall have regulatory responsibilities as provided in the Second Amendment and responsibility for management of the Additional Trials, subject to Astellas review and approval rights; (iii) the Company shall provide to Astellas for prior review and approval the protocols (and any amendments thereto) and the option to review the final study reports, and shall provide Astellas with all data pertaining to the Additional Trials; and (iv) Astellas shall reimburse the Company for 100% of the Development Costs (as defined in the Agreement) incurred by the Company with respect to the Additional Trials. The effective date of the Second Amendment is as of January 1, 2006.

    The License Agreement was filed as Exhibit 10.83 to CV Therapeutics' quarterly report on Form 10-Q for the quarter ended September 30, 2000.

    The First Amendment was filed as Exhibit 10.1 to CV Therapeutics' current report on Form 8-K filed on September 6, 2005.

Item 8.01.    Other Events

On June 7, 2006, we publicly disseminated a press release announcing that patient enrollment of the second Phase 3 trial of regadenoson has been completed. The foregoing description is qualified in its entirety by reference to our press release dated June 7, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits
    99.1      Press Release dated June 7, 2006.

*****

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes" "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology. These statements reflect only management's current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as may be updated from time to time by our future filings under the Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: June 13, 2006	By:	/s/ TRICIA BORGA SUVARI
Tricia Borga Suvari
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 7, 2006.